EXPLANATORY NOTE

This amendment to the Form 1-A of Oracle Health, Inc. is being filed solely to provide Exhibit 8.1, Escrow Services Agreement between Prime Trust, LLC and Oracle Health, Inc.

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PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
2.1*	Amended and Restated Certificate of Incorporation of Oracle Health, Inc.
2.2*	Amended and Restated Bylaws of Oracle Health, Inc.
3.1*	Form of Simple Agreement for Future Equity (SAFE)
3.2*	Form of Convertible Note
3.3*	Form of Crowd Note
4.1*	Form of Subscription Agreement
6.1*	Patent Assignment Agreement, dated June 19, 2020, between Jaeson Bang, R. Maxwell Flaherty, J. Christopher Flaherty and Oracle Health, Inc.
6.2*	Patent Assignment Agreement, dated September 9, 2020, between Jaeson Bang and Oracle Health, Inc.
6.3**	IP License Agreement between Oracle Health, Inc. and Jaeson Bang dated September 21, 2020
6.4*	License Agreement, dated November 18, 2019, between Oracle Health, Inc. and Texas Medical Center (i.e., Johnson & Johnson Innovation LLC (JLABS) License Agreement)
6.5*	Research Collaboration Agreement dated September 21, 2019, between Oracle Health, Inc. and Maastricht University
6.6*	Agreement between Tampa By Wave and Oracle Health, Inc. dated April 27, 2020
6.7*	Executive Employment Agreement dated January 1, 2020 between Oracle Health, Inc. and Jaeson Bang
6.8****	Listing Agreement, dated January 7, 2021, between OpenDeal Broker LLC and Oracle Health, Inc.
6.9*	TMCx Accelerator Program Participation Agreement, dated October 5, 2020
8.1*****	Escrow Services Agreement, between Prime Trust, LLC and Oracle Health, Inc. between Prime Trust, LLC and Oracle Health, Inc.
11.1***	Consent of Jason M. Tyra, CPA, PLLC dated October 28, 2020
11.2***	Consent of Bevilacqua PLLC (included in Exhibit 12.1)
12.1***	Opinion of Bevilacqua PLLC

*	Filed as an exhibit, as numbered, to the Form 1-A of Company filed with the Securities and Exchange Commission on October 29, 2020.
**	Filed as an exhibit, as numbered, to the Form 1-A, Amendment No. 1 of the Company filed with the Securities and Exchange Commission on December 11, 2020.
***	Filed as an exhibit, as numbered, to the Form 1-A, Amendment No. 2 of the Company filed with the Securities and Exchange Commission on December 30, 2020.
****	Filed as an exhibit, as numbered, to the Form 1-A, Amendment No. 3 of the Company filed with the Securities and Exchange Commission on January 12, 2021.
*****	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Safety Harbor, County of Pinellas, State of Florida on January 12, 2021.

ORACLE HEALTH, INC.

By:	/s/ Jaeson Bang
Jaeson Bang CEO and President

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jaeson Bang	CEO, President, Secretary, Treasurer and Director	January 12, 2021
Jaeson Bang	(principal executive officer and principal financial and accounting officer)

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